EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Third Quarter 2021 Financial Results

Results for the Third Quarter of 2021:

  Net loss attributable to the company of $59.6 million, or ($1.18) per diluted share
  Adjusted EBITDA of ($14.8) million
  Consolidated crush margin of $0.01 per gallon for the third quarter and $0.16 per gallon year-to-date
  Cash, cash equivalents and restricted cash of $720.9 million with $312.6 million available under committed credit facilities

Highlights and Recent Developments

  Green Plains Wood River LLC’s MSC™ Ultra-High Protein system is operational, with shipments expected in November
  Broke ground on 4th MSC™ Ultra-High Protein facility, at Green Plains Mount Vernon, and anticipate breaking ground at Obion, Green Plains’ 5th MSC™ location in the coming weeks
  Extended sales commitments to our pet food vertical with higher volumes through 2022 with a signed MOU for additional sales through 2023 and expect to expand our customer base near term
  Announced a turnkey solution for MSC™ protein technology, and inaugural project partner, Tharaldson Ethanol, a 175 million gallon facility in Casselton, N.D.
  Completed offering of 5,462,500 shares of common stock at $32.00 per share
  Announced governance updates, including appointing a lead independent director, ongoing refreshment of the Board with two new board members, rotating committee chairs and various amendments enhancing the Board’s oversight and strengthening shareholder rights

OMAHA, Neb., Nov. 04, 2021 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the third quarter of 2021. Net loss attributable to the company was $59.6 million, or ($1.18) per diluted share compared to a net loss of $34.5 million or ($1.00) per diluted share, for the same period in 2020. Revenues were $746.8 million for the third quarter of 2021 compared with $424.1 million for the same period last year.

Commenting on the results, Green Plains’ President and Chief Executive Officer Todd Becker said,

“The third quarter results of $0.01 per gallon consolidated crush margin were impacted by the near-record physical corn basis levels, accelerated completion of maintenance shutdowns and previously announced MTM timing reversals. Our year-to-date margin averaged $0.16 per gallon, and we anticipate full year to finish strong and above our long-term view of the Green Plains 1.0 platform. While we have experienced volatility between quarters due to the timing of various items, we are pleased to have achieved year-to-date results at or above the market and believe we are on track to deliver improved results into 2022 as we continue to execute on our transformation plan while protecting our balance sheet.”

“Today, we are announcing that final commissioning of the Wood River Fluid Quip MSC system is underway and that we expect to begin shipping value-added ingredients as early as November. Besides protein, a major benefit of MSC technology is improved corn oil yields and the facility’s results are already exceeding our expectations, providing additional confidence that we will see the expected increase in renewable corn oil production as we deploy MSC technology across our platform. We expect renewable corn oil’s financial contribution to remain strong, supported by both higher yields and higher prices. When combined with the return to full run rate capability across our platform after the completion of our Project 24 modernization program, we expect to have the capacity to produce over 330 million pounds of renewable corn oil annually by the end of 2022, and expand further with the deployment of additional MSC systems.”

“Our team has made considerable progress on the commercial front. We have signed a multi-year MOU for sales of our Ultra-High Protein ingredients into pet food through 2023, while also increasing sales volumes in 2022. We are finalizing terms with new pet food customers and continue to work alongside our partners on product design and inclusion rates specifically for this vertical. We also continue to negotiate additional multi-year distribution and supply agreements while negotiating and executing commercial agreements in dairy, swine and aquaculture which will start to set baseload volumes for our products as we bring on additional volumes next year. We continue to focus on the unique nutritional requirements of our expanding target markets, differentiating our products from ingredients sold globally today.”

“Our Clean Sugar pilot plant is continuing to produce low-carbon sugars for select customers, resulting in ongoing discussions with key commercial counterparties for potential co-location opportunities, providing additional confidence in our plan as we begin evaluating the engineering and site selection for a larger project. We continue to believe this technology could provide industrial quantities of carbohydrate feedstock for manufacturing applications in the growing biochemical, renewable chemicals and synthetic biology industries at more competitive prices with a lower carbon intensity than other technologies available today. We believe this technology can differentiate Green Plains as we use the Fluid Quip IP portfolio to transform our sites into modern day bio-campuses.”

“We are particularly excited about the progress we have made in deploying Ultra-High Protein technology and expect completion of four Ultra-High Protein facilities over the next 12 months, further accelerating contributions from our high-protein initiative. We have now repeatedly found success in executing longer protein production runs of 58% and higher, made progress in our clean sugar scale-up and we now see new potential for ethanol to become a vital low-carbon feedstock in transportation and sustainable aviation fuels.”

“Across our four strategic areas of growth - value-added ingredients, renewable corn oil, clean sugar and carbon capture and sequestration – we are executing against key milestones. Our transformation continues to progress, and I remain optimistic we can achieve our long-term goals in the pursuit of our low-carbon strategy, not only in clean fuels but also in low-carbon feed ingredients for use around the world and we believe Green Plains will be a leader in this area.”

Results of Operations
Green Plains sold 181.2 million gallons of ethanol during the third quarter of 2021, compared with 189.2 million gallons for the same period in 2020. The consolidated ethanol crush margin was $1.1 million, or $0.01 per gallon, for the third quarter of 2021, compared with $15.8 million, or $0.08 per gallon, for the same period in 2020. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil and Ultra-High Protein, plus intercompany storage, transportation, nonrecurring decommissioning costs and other fees, net of related expenses.

Consolidated revenues increased $322.7 million for the three months ended September 30, 2021, compared with the same period in 2020, primarily due to higher prices for ethanol, distillers grains and corn oil and increased trading revenues within our agribusiness and energy services segment.

Operating loss increased $30.5 million and adjusted EBITDA decreased $21.5 million for the three months ended September 30, 2021, compared with the same period last year, primarily due to decreased margins on ethanol production. Interest expense decreased $0.7 million for the three months ended September 30, 2021, compared with the same period in 2020. Income tax expense was $7,000 for the three months ended September 30, 2021, compared with $7.3 million for the same period in 2020, primarily due to the recording of a valuation allowance against tax NOLs arising during the three months ended September 30, 2020.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol, including industrial-grade alcohol, distillers grains, Ultra-High Protein and corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes food-grade corn oil and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Var.	2021	2020	% Var.
Revenues:
Ethanol production	$588,349	$332,978	76.7%	$1,567,344	$1,099,245	42.6%
Agribusiness and energy services	162,774	95,428	70.6	470,205	359,108	30.9
Partnership	19,251	21,382	(10.0)	59,358	62,034	(4.3)
Intersegment eliminations	(23,583)	(25,726)	(8.3)	(72,058)	(75,432)	(4.5)
	$746,791	$424,062	76.1%	$2,024,849	$1,444,955	40.1%
Gross margin:
Ethanol production	$(9,505)	$2,816	* %	$60,309	$(4,241)	* %
Agribusiness and energy services	8,347	8,401	(0.6)	29,523	19,776	49.3
Partnership	19,251	21,382	(10.0)	59,358	62,034	(4.3)
Intersegment eliminations	(1,481)	(2,470)	(40.0)	(3,161)	(4,671)	(32.3)
	$16,612	$30,129	(44.9)%	$146,029	$72,898	100.3%
Depreciation and amortization:
Ethanol production	$25,644	$17,493	46.6%	$62,655	$50,575	23.9%
Agribusiness and energy services	870	655	32.8	2,072	1,764	17.5
Partnership	1,089	940	15.9	2,771	2,867	(3.3)
Corporate activities	677	665	1.8	1,995	2,002	(0.3)
	$28,280	$19,753	43.2%	$69,493	$57,208	21.5%
Operating income (loss):
Ethanol production (1)	$(44,192)	$(21,351)	107.0%	$(30,969)	$(100,924)	(69.3)%
Agribusiness and energy services	3,225	4,296	(24.9)	15,720	7,207	118.1
Partnership	12,417	12,986	(4.4)	37,204	37,641	(1.2)
Intersegment eliminations	(1,481)	(2,447)	(39.5)	(3,161)	(4,597)	(31.2)
Corporate activities (2)	(14,644)	(7,689)	90.5	(1,089)	(27,228)	(96.0)
	$(44,675)	$(14,205)	* %	$17,705	$(87,901)	* %
Adjusted EBITDA:
Ethanol production	$(18,524)	$(3,856)	* %	$31,739	$(49,588)	164.0%
Agribusiness and energy services	3,818	4,950	(22.9)	17,515	9,115	92.2
Partnership	13,679	14,082	(2.9)	40,492	40,996	(1.2)
Intersegment eliminations	(1,480)	(2,447)	(39.5)	(3,160)	(4,597)	(31.3)
Corporate activities (3)	(14,129)	(6,022)	134.6	(55)	2,307	(102.4)
EBITDA	(16,636)	6,707	*	86,531	(1,767)	*
Loss (gain) on sale of assets, net	1,823	(2,000)	*	(31,245)	(2,000)	*
Proportional share of EBITDA adjustments to equity method investees	45	2,071	(97.8)	139	7,049	(98.0)
Noncash goodwill impairment	-	-	*	-	24,091	*
Adjusted EBITDA	$(14,768)	$6,778	* %	$55,425	$27,373	102.5%

(1) Operating loss for ethanol production includes a goodwill impairment charge of $24.1 million for the nine months ended September 30, 2020.
(2) Corporate activities for the three and nine months ended September 30, 2021 include a $1.8 million loss on sale of assets and a $31.2 million gain on sale of assets, respectively, as well as a gain on sale of assets of $2.0 million for both the three and nine months ended September 30, 2020.
(3) Includes corporate expenses, offset by the loss on sale of assets of $1.8 million and the gain on sale of assets of $31.2 million for the three and nine months ended September 30, 2021, respectively, and earnings from equity method investments of $0.6 million and $20.4 million for the three and nine months ended September 30, 2020, respectively, as well as a gain on sale of assets of $2.0 million for both the three and nine months ended September 30, 2020.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Var.	2021	2020	% Var.
Ethanol production
Ethanol sold (gallons)	181,214	189,202	(4.2)%	550,127	579,540	(5.1)%
Distillers grains sold (equivalent dried tons)	492	479	2.7	1,459	1,504	(3.0)
Corn oil sold (pounds)	55,397	50,953	8.7	156,835	153,001	2.5
Corn consumed (bushels)	62,524	65,284	(4.2)	189,544	201,075	(5.7)

Agribusiness and energy services
Domestic ethanol sold (gallons)	213,348	189,716	12.5	620,442	578,049	7.3
Export ethanol sold (gallons)	23,721	26,190	(9.4)	112,146	161,802	(30.7)
	237,069	215,906	9.8	732,588	739,851	(1.0)
Partnership
Storage and throughput (gallons)	182,240	189,641	(3.9)	553,058	581,326	(4.9)

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended September 30,		Three Months Ended September 30,
	2021	2020	2021	2020
			($ per gallon produced)

Ethanol production operating loss	$(44,192)	$(21,351)	$(0.24)	$(0.11)
Depreciation and amortization	25,644	17,493	0.14	0.09
Total adjusted ethanol production	(18,548)	(3,858)	(0.10)	(0.02)

Intercompany fees, net:
Storage and logistics (partnership)	12,775	13,185	0.07	0.07
Marketing and agribusiness fees (1) (agribusiness and energy services)	6,846	6,444	0.04	0.03
Consolidated ethanol crush margin	$1,073	$15,771	$0.01	$0.08

(1) For the three months ended September 30, 2021 and 2020, includes $2.5 million and $2.3 million, respectively, for certain nonrecurring decommissioning and nonethanol operations costs.

Liquidity and Capital Resources
On September 30, 2021, Green Plains had $720.9 million in total cash, cash equivalents and restricted cash, and $312.6 million available under committed credit facilities, which are subject to restrictions and other lending conditions. Total debt outstanding at September 30, 2021 was $711.4 million, including $162.5 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $59.6 million of non-recourse debt related to Green Plains Partners, net of debt issuance costs.

Conference Call Information
On November 4, 2021, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss third quarter 2021 operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 2049686. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at https://investor.gpreinc.com/events-presentations.

Non-GAAP Financial Measures
Management uses adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization excluding the change in right-of-use assets. Adjusted EBITDA includes adjustments related to our proportional share of EBITDA adjustments of our equity method investees, gains and losses related to the sale of assets, and noncash goodwill impairment. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.9% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: disruption caused by health epidemics, such as the coronavirus outbreak, competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or to achieve anticipated savings from Project 24 and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$589,822	$233,860
Restricted cash	131,073	40,950
Accounts receivable, net	90,271	55,568
Income tax receivable	1,732	661
Inventories	243,207	269,491
Other current assets	61,421	41,823
Total current assets	1,117,526	642,353
Property and equipment, net	842,141	801,690
Operating lease right-of-use assets	66,971	61,883
Other assets	86,566	72,991
Total assets	$2,113,204	$1,578,917

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$112,459	$140,058
Accrued and other liabilities	42,731	38,471
Derivative financial instruments	35,401	20,265
Current operating lease liabilities	16,766	14,902
Short-term notes payable and other borrowings	162,470	140,808
Current maturities of long-term debt	34,477	98,052
Total current liabilities	404,304	452,556
Long-term debt	514,434	287,299
Long-term operating lease liabilities	53,050	49,549
Other liabilities	23,798	12,849
Total liabilities	995,586	802,253

Stockholders' equity
Total Green Plains stockholders' equity	971,429	646,852
Noncontrolling interests	146,189	129,812
Total liabilities and stockholders' equity	$2,113,204	$1,578,917

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Var.	2021	2020	% Var.
Revenues
Product	$745,240	$423,027	76.2%	$2,019,006	$1,441,248	40.1%
Services	1,551	1,035	49.9	5,843	3,707	57.6
Total revenues	746,791	424,062	76.1	2,024,849	1,444,955	40.1
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	730,179	393,933	85.4	1,878,820	1,372,057	36.9
Operations and maintenance	5,162	6,647	(22.3)	17,153	19,410	(11.6)
Selling, general and administrative	26,022	19,934	30.5	72,923	62,090	17.4
Loss (gain) on sale of assets, net	1,823	(2,000)	*	(31,245)	(2,000)	*
Goodwill impairment	-	-	*	-	24,091	*
Depreciation and amortization	28,280	19,753	43.2	69,493	57,208	21.5
Total costs and expenses	791,466	438,267	80.6	2,007,144	1,532,856	30.9
Operating income (loss)	(44,675)	(14,205)	*	17,705	(87,901)	*
Other income (expense)
Interest income	25	3	*	496	643	(22.9)
Interest expense	(9,488)	(10,169)	(6.7)	(60,225)	(29,536)	103.9
Other, net	(440)	12	*	(1,680)	862	*
Total other expense	(9,903)	(10,154)	(2.5)	(61,409)	(28,031)	119.1
Loss before income taxes and income from equity method investees	(54,578)	(24,359)	124.1	(43,704)	(115,932)	(62.3)
Income tax benefit (expense)	(7)	(7,280)	(99.9)	2,914	48,461	(94.0)
Income from equity method investees, net of income taxes	174	906	(80.8)	517	20,917	(97.5)
Net loss	(54,411)	(30,733)	77.0	(40,273)	(46,554)	(13.5)
Net income attributable to noncontrolling interests	5,211	3,753	38.8	16,151	12,591	28.3
Net loss attributable to Green Plains	$(59,622)	$(34,486)	72.9%	$(56,424)	$(59,145)	(4.6)%

Earnings per share:
Net loss attributable to Green Plains - basic and diluted	$(1.18)	$(1.00)		$(1.27)	$(1.71)

Weighted average shares outstanding:
Basic and diluted	50,482	34,629		44,581	34,632

* Percentage variances not considered meaningful

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(40,273)	$(46,554)
Noncash operating adjustments:
Depreciation and amortization	69,493	57,208
Gain on sale of assets, net	(31,245)	(1,405)
Loss on extinguishment of debt	32,645	-
Goodwill impairment	-	24,091
Deferred income taxes	(3,008)	(10,569)
Other	11,619	28,828
Net change in working capital	(67,103)	24,849
Net cash provided by (used in) operating activities	(27,872)	76,448

Cash flows from investing activities:
Purchases of property and equipment, net	(123,687)	(85,376)
Proceeds from the sale of assets	87,217	-
Other investing activities	(7,000)	(4,098)
Net cash used in investing activities	(43,470)	(89,474)

Cash flows from financing activities:
Net proceeds - long-term debt	178,995	67
Net proceeds (payments) - short-term borrowings	17,863	(49,705)
Proceeds from issuance of common stock	356,011	-
Payment for repurchase of common stock	-	(11,479)
Other	(35,442)	(13,469)
Net cash provided by (used in) financing activities	517,427	(74,586)

Net change in cash, cash equivalents and restricted cash	446,085	(87,612)
Cash, cash equivalents and restricted cash, beginning of period	274,810	269,896
Cash, cash equivalents and restricted cash, end of period	$720,895	$182,284

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$589,822	$150,407
Restricted cash	131,073	31,877
Total cash, cash equivalents and restricted cash	$720,895	$182,284

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(54,411)	$(30,733)	$(40,273)	$(46,554)
Interest expense (1)	9,488	10,169	60,225	29,536
Income tax expense (benefit), net of equity method income tax expense	7	7,518	(2,914)	(41,957)
Depreciation and amortization (2)	28,280	19,753	69,493	57,208
EBITDA	(16,636)	6,707	86,531	(1,767)
Loss (gain) on sale of assets, net	1,823	(2,000)	(31,245)	(2,000)
Proportional share of EBITDA adjustments to equity method investees	45	2,071	139	7,049
Noncash goodwill impairment	-	-	-	24,091
Adjusted EBITDA	$(14,768)	$6,778	$55,425	$27,373

(1) Interest expense for the nine months ended September 30, 2021 includes a loss upon extinguishment of convertible notes of $22.1 million and a loss on settlement of convertible notes of $9.5 million.
(2) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.

Green Plains Inc. Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com